As filed with the Securities and Exchange Commission on June 7, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Collegium Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Virginia	780 Dedham Street Suite 800 Canton, MA 02021	03-0416362
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Michael T. Heffernan

President and Chief Executive Officer

780 Dedham Street

Suite 800

Canton, MA 02021

(781) 713-3699

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer L. Porter, Esq.	Shirley R. Kuhlmann, Esq.
Pepper Hamilton LLP	General Counsel
3000 Two Logan Square	780 Dedham Street
Eighteenth and Arch Streets	Suite 800
Philadelphia, PA 19103	Canton, MA 02021
(215) 981-4000	(781) 713-3699

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share
— Amended and Restated 2014 Stock Incentive Plan	1,310,827	(3)	$23.43	$30,712,676.61	$3,823.73
— 2015 Employee Stock Purchase Plan	327,707	(4)	$23.43	$7,678,175.01	$955.93
Total	1,638,534		—	$38,390,851.62	$4,779.66

(1)  In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of Collegium Pharmaceutical, Inc., a Virginia corporation (the “Registrant”), which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.  Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Collegium Pharmaceutical, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”).

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on June 1, 2018.

(3)  Represents 1,310,827 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the Collegium Pharmaceutical, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Stock Incentive Plan”) on January 1, 2018, pursuant to an “evergreen” provision contained in the Stock Incentive Plan. Pursuant to such provision in the Stock Incentive Plan, as of the first day of each fiscal year, from January 1, 2016 until the expiration of the Stock Incentive Plan, the number of shares authorized for issuance under the Stock Incentive Plan is increased by a number of shares of Common Stock equal to 4% of the total number of outstanding shares of Common Stock on December 31st of the immediately preceding calendar year or such lesser number of shares of Common Stock as determined by the Board of Directors of the Registrant.

(4)  Represents 327,707 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the ESPP on January 1, 2018, pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision in the ESPP, as of the first day of each fiscal year, from January 1, 2016 until December 31, 2025, the number of shares authorized for issuance under the ESPP is increased by a number equal to the least of (i) 400,000 shares of Common Stock, (ii) 1% of the outstanding shares of Common Stock on such date or (iii) an amount determined by the Board of Directors of the Registrant.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,638,534 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the Stock Incentive Plan and the ESPP for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-207744 and 333-218767) filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2015 and June 15, 2017, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 7, 2018;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 9, 2018;

(c)          The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 10, 2018, February 22, 2018, May 25, 2018 and June 4, 2018; and

(d)         The description of the Registrant’s Common Stock contained in the Form 8-A filed with the Commission on May 1, 2015 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Articles of Incorporation of Collegium Pharmaceutical, Inc. (1)
4.2	Amended and Restated Bylaws of Collegium Pharmaceutical, Inc. (2)
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Grant Thornton LLP
23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)
99.1	Amended and Restated 2014 Stock Incentive Plan (3)
99.2	Form of Incentive Stock Option Agreement under the Amended and Restated 2014 Stock Incentive Plan (3)
99.3	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2014 Stock Incentive Plan (3)
99.4	Form of Restricted Stock Award Agreement under the Amended and Restated 2014 Stock Incentive Plan (3)
99.5	2015 Employee Stock Purchase Plan (3)

(1)  Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2015.

(2)  Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on December 4, 2017.

(3) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-207744) filed with the Commission on November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this 7th day of June, 2018.

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Michael T. Heffernan, R.Ph.
Michael T. Heffernan, R.Ph.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Collegium Pharmaceutical, Inc., hereby severally constitute and appoint Michael T. Heffernan, Paul Brannelly and Shirley R. Kuhlmann, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Collegium Pharmaceutical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Michael T. Heffernan, R.Ph.	President and Chief Executive Officer (Principal Executive Officer) and Director	June 7, 2018
Michael T. Heffernan, R.Ph.

/s/ Paul Brannelly	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2018
Paul Brannelly

/s/ Garen G. Bohlin	Director	June 7, 2018
Garen G. Bohlin

/s/ John A. Fallon, M.D.	Director	June 7, 2018
John A. Fallon, M.D.

/s/ John G. Freund, M.D.	Director	June 7, 2018
John G. Freund, M.D.

/s/ David Hirsch, M.D., Ph.D.	Director	June 7, 2018
David Hirsch, M.D., Ph.D.

/s/ Gwen A. Melincoff	Director	June 7, 2018
Gwen A. Melincoff

/s/ Gino Santini	Director	June 7, 2018
Gino Santini

/s/ Theodore R. Schroeder	Director	June 7, 2018
Theodore R. Schroeder